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                                                                    EXHIBIT 1.1


                               MADGE NETWORKS N.V.


                           PLACEMENT AGENCY AGREEMENT


                                February 8, 2000



CHASE SECURITIES INC.
One Bush Street
San Francisco, CA  94104

Ladies and Gentlemen:

         Madge Networks N.V., a Netherlands company, (the "Company"), confirms its agreement with you (the "Agent") with respect to the issuance and sale by the Company of up to $30 million of its common shares, par value one Dutch Guilder per share (the "Shares"), to be issued from time to time. Subject to the terms and conditions stated herein, the Company hereby appoints the Agent, as the agent of the Company for the purpose of soliciting and receiving offers to purchase the Shares from the Company on a best efforts basis.

Section 1.        REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Agent as of the date hereof, as of the Closing Date (defined herein) and as of the times referred to in
Section 6 hereof (the Closing Date and each such time being hereinafter sometimes referred to as a "Representation Date"), as follows:

                  (1) A registration statement (File No. 333-94963) on Form F-3 with respect to, among other things, the Shares has been prepared and filed by the Company with the Securities and Exchange Commission (the "Commission") in compliance in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Commission thereunder, and has become effective under the Act. As used in this Agreement, (i) "Registration Statement" means such registration statement when it became effective under the Act, and as from time to time amended or supplemented thereafter (if any post-effective amendment to any such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the time the most recent such amendment has been declared effective by the Commission); (ii) "Basic Prospectus" means the most recently filed prospectus (including all documents incorporated therein by reference) included in the Registration Statement; and
(iii) "Prospectus" means the Basic Prospectus (together with all documents incorporated therein by
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reference) and any amendments or supplements thereto relating to the Shares, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of the Prospectus. Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date (defined herein).

                  (2) The Registration Statement and each Prospectus conformed, and the Registration Statement and each Prospectus will conform as of the applicable Representation Date and at all times during each period during which, in the opinion of counsel for the Agent, a prospectus relating to the Shares is required to be delivered under the Act and solicitation has not been suspended by the Company under Section 2(b) (each a "Marketing Period"), in all material respects to the requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and the Registration Statement and each Prospectus do not, in the light of the circumstances under which they were made, and will not as of the applicable Representation Date and at all times during each Marketing Period, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agent specifically for inclusion therein.

                  (3) The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing in each jurisdiction in which the laws of such jurisdiction require such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

                  (4) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and except as set forth in the Prospectus are owned directly or indirectly by the Company as described in the Prospectus, free and clear of all liens, encumbrances, equities or claims.

                  (5) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and did not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the
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Company or any of its subsidiaries pursuant to any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor did or will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; except for the registration of the Shares under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Shares by the Agent, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body was or is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, except where the failure to obtain such consent, approval, authorization or order to make such filing or registration will not have a material adverse effect on the consolidated financial position, stockholders' equity, results of operation, business or prospects of the Company and its subsidiaries (a "Material Adverse Effect").

                  (6) The Shares have been validly authorized for issuance and sale pursuant to this Agreement and the issue and sale of the Shares will not violate any applicable law or agreement or instrument then binding on the Company, and when issued and delivered against payment therefor as provided herein, the Shares will be duly and validly issued, fully paid and non-assessable. The Shares will conform to the descriptions thereof contained in each Prospectus.

                  (7) Except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company or any subsidiary of the Company to file a registration statement under the Securities Act with respect to any securities of the Company or any subsidiary of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                  (8) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock (other than pursuant to the Company's share repurchase program, the retirement of treasury common shares to the status of authorized and unissued, and pursuant to the Company's stock option plans or employee stock purchase plans as disclosed in or incorporated by reference in the Prospectus) or material increase in the long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.
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                  (9) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly and will present fairly at all times during each Marketing Period the financial condition and results of operations of the entities purported to be shown thereby; and said financial statements (including the related notes and supporting schedules) have been and will be at all times during each Marketing Period prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                  (10) Ernst & Young, whose report appears in the Company's most recent Annual Report on Form 20-F which is incorporated by reference in the Prospectus, and if not the same auditors, the Company's outside auditors as of the applicable Representation Date, are independent public accountants as required by the Securities Act and the Rules and Regulations.

                  (11) The Company and each of its subsidiaries have insurable title in fee simple to all real property and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as will not have a Material Adverse Effect. All real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, which such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                  (12) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

                  (13) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                  (14) Except as otherwise incorporated by reference into the Registration Statement, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect on the Company and its subsidiaries; and to the best of the Company's
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knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (15) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

                  (16) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers or stockholders of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

                  (17) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might be expected to have a Material Adverse Effect on the Company and its subsidiaries.

                  (18) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect on the Company and its subsidiaries.

                  (19) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, other than pursuant to the Company's stock option plans or employee share purchase plans as disclosed in or incorporated by reference in the Prospectus, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock (other than regular quarterly dividends).

                  (20) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (21) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any
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term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

                  (22) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (23) Neither the Company nor any subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission promulgated thereunder.

                  (24) The documents incorporated by reference into any Prospectus have been, and will be as of the applicable Representation Date and at all times during each Marketing Period, prepared in all material respects in conformity with the applicable requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder; and none of such documents contained, in the light of the circumstances under which they were made, or will contain as of the applicable Representation Date and at all times during each Marketing Period, an untrue statement of a material fact or omitted, in the light of the circumstances under which they were made, or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such documents have been, or will be, as of the applicable Representation Date and at all times during each Marketing Period, timely filed as required thereby.

                  (25) The Company is not a passive foreign investment company ("PFIC") or foreign personal holding company ("FPHC") within the meaning of Sections 1296 and 552 of the Internal Revenue Code of 1986, as amended, and the Company is not aware of any contemplated action by any shareholder or shareholders of the Company which would cause the Company to become a PFIC of FPHC.

                  (26) All dividends and other distributions declared and payable on the Shares of the Company may under the current laws and regulations of The Netherlands and any political subdivision thereof be paid to holders thereof in U.S. dollars that may be freely transferred out of The Netherlands.
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                  (aa) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Agent or purchasers of Shares from the Company to The Netherlands or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance, sale and delivery by the Company to or for the respective accounts of the purchasers of the Shares, or (ii) the registering and issuance of the Shares pursuant to the public offering of the Company pursuant to the Registration Statement.

Section 2.        SOLICITATIONS AS AGENT

                  (1) Appointment. Subject to the terms and conditions stated herein, the Company hereby appoints the Agent as agent of the Company for the purpose of soliciting or receiving offers to purchase the Shares from the Company by others on a best efforts basis. On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, the Agent agrees, as Agent of the Company, to use its best efforts to solicit offers to purchase the Shares upon the terms and conditions set forth in the Prospectus.

                  (2) Suspension of Solicitation. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Shares commencing at any time for any period of time or indefinitely. Upon receipt of telephonic notice confirmed by facsimile notice from the Company, the Agent will forthwith suspend solicitation of offers to purchase Shares from the Company until such time as the Company has advised the Agent that such solicitation may be resumed.

                  Upon receipt of notice from the Company as contemplated by
Section 3(c) hereof, the Agent shall suspend its solicitation of offers to purchase Shares until such time as the Company shall have furnished them with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, if such filing is made by the Company, contemplated by Section 3(c) and shall have advised the Agent that such solicitation may be resumed.

                  (3) Agent's Commission. Promptly upon the closing of the sale of any Shares sold by the Company as a result of a solicitation made by or offer to purchase received by (i) the Agent, the Company agrees to pay the Agent a commission equal to 2 1/2% of the aggregate purchase price paid for such Shares and (ii) the Company, on its own behalf, or by any other agent of the Company (other than the Agent), the Company agrees to pay the Agent a commission equal to 1 1/4% of the aggregate purchase price paid for such Shares at such closing.

                  (4) Solicitation of Offers. The Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Shares received by it as Agent. The Company shall have
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the sole right to accept offers to purchase the Shares and may reject any such offer in whole or in part. No Shares which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares shall have been delivered to the purchaser thereof against payment by such purchaser.

                  (5) Delivery of Documents. The documents required to be delivered by Section 5 hereof shall be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed upon by the Company and the Agent, which in no event shall be later than the time at which the Agent commences solicitation of offers to purchase Shares hereunder (the "Closing Date").


Section 3.        COVENANTS OF THE COMPANY

         The Company covenants and agrees:

                  (1) Delivery of Signed Registration Statement. To furnish promptly to the Agent and to its counsel a signed copy of the Registration Statement as originally filed and each amendment or supplement thereto.

                  (2) Delivery of Other Documents. To deliver promptly to the Agent, and in such number as it may request, each of the following documents:
(i) conformed copies of the Registration Statement, (ii) the Basic Prospectus,
(iii) each Prospectus and (iv) during any Marketing Period, any documents incorporated by reference in the Prospectus.

                  (3) Revisions to Prospectus - Material Changes. If, during any Marketing Period, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, not misleading, or if it is necessary at any time to amend any Prospectus to comply with the Act, to notify the Agent promptly, in writing, to suspend solicitation of purchases of the Shares; and if the Company shall decide to amend or supplement the Registration Statement or any Prospectus, to promptly advise the Agent by telephone (with confirmation in writing) and to promptly, in writing, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

                  (4) Commission Filings. To timely file with the Commission during any Marketing Period, all documents (and any amendments to previously filed documents) required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.
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                  (5) Copies of Filings with Commission. Prior to filing with the Commission during any Marketing Period, (i) any amendment or supplement to the Registration Statement, (ii) any amendment or supplement to any Prospectus or (iii) any document incorporated by reference in any of the foregoing or any amendment of or supplement to any such incorporated document, to furnish a copy thereof to the Agent.

                  (6) Notice to Agent of Certain Events. To advise the Agent immediately (i) when any post-effective amendment to the Registration Statement relating to or covering the Shares becomes effective, (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement, to any Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information and the Company will afford the Agent a reasonable opportunity to comment on any such proposed amendment or supplement, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order directed to any Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in any Prospectus, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, and (v) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or any Prospectus or which requires the making of a change in the Registration Statement or any Prospectus in order to make any material statement therein not misleading.

                  (7) Stop Orders. If, during any Marketing Period, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

                  (8) Earnings Statements. As soon as practicable, but not later than 18 months from the date hereof and 18 months from the end of the Marketing Period, to make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the later of
(i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Company's most recent Annual Report on Form 20-F filed with the Commission prior to the date of such acceptance which will satisfy the provisions of Section 11(a) of the Act (including, at the option of the Company, Rule 158 of the Rules and Regulations);

                  (9) Copies of Reports, Releases and Financial Statements. For three years from the date hereof, to furnish to the Agent, not later than the time the Company makes the same available to the appropriate recipients, copies of all public reports and financial statements furnished by the Company to any securities exchange on which the Shares are listed pursuant to
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requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder or to shareholders.

                  (10) Blue Sky Qualifications. To endeavor, in cooperation with the Agent, to qualify the Shares for offering and sale under the securities laws of such jurisdictions in the United States as the Agent may designate, and to maintain such qualifications in effect for as long as may be required for the distribution of the Shares; and to file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign entity in any jurisdiction in which it is not so qualified.

                  (11) Prospectus Supplement. To prepare, with respect to any Shares to be sold through or to the Agent pursuant to this Agreement, a Prospectus Supplement with respect to such Shares in a form previously approved by the Agent and to file such Prospectus Supplement pursuant to Rule 424 of the Rules and Regulations.

                  (12) To use its best efforts to list for quotation the Shares on the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ/NMS").

Section 4.        PAYMENT OF EXPENSES

         The Company will pay: (i) the costs incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto; (iii) the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act; (iv) the costs of distributing the Registration Statement, as originally filed, and each amendment and post-effective amendment thereof (including exhibits), the Basic Prospectus, each Prospectus, any supplement or amendment to any Prospectus and any documents incorporated by reference in any of the foregoing documents; (v) the costs and fees in connection with the listing of the Shares on any securities exchange; (vi) the cost and fees in connection with any filings with the National Association of Securities Dealers, Inc.; (vii) the fees and disbursements of counsel to the Company and counsel to the Agent; provided, however that the Company shall have no obligation to reimburse the Agent in respect of fees and disbursements of counsel to the Agent in an amount in excess of $75,000; (viii) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 3(j) hereof and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Shares as an investment (including reasonable fees and expenses of counsel for the Agent in connection therewith); (ix) all advertising expenses in connection with the offering of the Shares incurred with the consent of the Company; and (x) all other costs and expenses arising out of the transactions contemplated hereunder and incident to the performance of the Company's obligations under this Agreement.

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Section 5.        CONDITIONS OF OBLIGATIONS OF THE AGENT

         The obligation of the Agent, as Agent of the Company, under this Agreement to solicit offers to purchase the Shares and the obligation of any person who has agreed to purchase Shares to make payment for and take delivery of Shares, are subject to the accuracy, on each Representation Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of its respective obligations hereunder, and to each of the following additional terms and conditions:

                  (1) Registration Statement. The Prospectus as amended or supplemented with respect to such Shares shall have been filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 3(k) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in any Prospectus shall have been issued and no stop order proceeding shall have been initiated or threatened by the Commission and no challenge shall have been made to the accuracy or adequacy of any document incorporated by reference in any Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or any Prospectus or otherwise shall have been complied with; and the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement or any Prospectus (or any document incorporated by reference therein) without affording the Agent a reasonable opportunity to comment thereon (which in the case of a Form 6-K may be a one day time period for such comments).

                  (2) No Suspension of Sale of the Shares. No order suspending the sale of the Shares in any jurisdiction designated by the Agent pursuant to
Section 3(j) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

                  (3) No Material Omissions or Untrue Statements. The Agent shall not have discovered and disclosed to the Company that the Registration Statement or any Prospectus contains an untrue statement of a fact which, in the opinion of counsel for the Agent, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (4) Legal Matters Satisfactory to Counsel. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the form of the Registration Statement, each Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

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                  (5) Officers' Certificate. The Company shall have furnished to the Agent on the Closing Date a certificate, dated the Closing Date, of the Chairman of the Board and the Chief Financial Officer of the Company stating that to the best of such officers' knowledge:

                           (1) The representations, warranties and agreements of the Company in Section 1 hereof are true and correct as of the Closing Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 5(a) and 5(b) hereof have been fulfilled;

                           (2) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

                           (3) All filings required by Rule 424(b) of the Rules and Regulations have been made; and

                           (4) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, (A) the Registration Statement, as of its effective date, did not contain any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) since the effective date of the Registration Statement there has not occurred any event required to be set forth in an amended or supplemented prospectus which has not been so set forth.

                  (6) Accountant's Letter. The Company shall have furnished to the Agent on the Closing Date a letter of Ernst & Young addressed jointly to the Company and the Agent and dated the Closing Date, of the type described in the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 72, in form and substance reasonably satisfactory to the Agent confirming that they are independent accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

                           (1) In their opinion, the financial statements and schedules examined by them and included in the prospectus contained in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (2) They have made a review of any unaudited financial statements included in the Prospectus in accordance with standards established by the American Institute of Certified Public Accountants, as indicated in their report or reports attached to such letter;

                           (3) On the basis of the review referred to in (ii) above and a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (1) the unaudited financial statements, if
                  any, included in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                                    (2) the unaudited capsule information, if
                  any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                                    (3) at the date of the latest available
                  balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the capital stock, any increase in debt of the Company and consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                    (4) for the period from the date of the
                  latest income statement included in the Prospectus to the Closing Date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated rental income, total revenues, net income or in the ratio of earnings to fixed charges;

                  except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (4) They have compared specified dollar amounts (or percent ages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agree ment with such results, except as otherwise specified in such letter.

         All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                  (7) Other Information and Documentation. Prior to the Closing Date, the Company shall have furnished to the Agent such further information, certificates and documents as the Agent or counsel to the Agent may reasonably request.

                  (8) The Shares to be sold by the Company on any Closing Date shall have been listed, subject to notice of issuance, on NASDAQ/NMS.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in the form and substance satisfactory to counsel for the Agent.

Section 6.        ADDITIONAL COVENANTS OF THE COMPANY

         The Company covenants and agrees that:

                  (1) Acceptance of Offer Affirms Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Shares shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore given to the Agent pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Shares relating to such acceptance as though made at and as of each such time (and such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

                  (2) Subsequent Delivery of Officers' Certificates. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented, each time the Company (i) files an annual report on Form 20-F under the Exchange Act or (ii) files a current report on Form 6-K under the Exchange Act, the Company shall submit to the Agent (only if requested by the Agent) a certificate (y) as of the date of such amendment, supplement, Time of Delivery relating to such sale or filing or (z) if such amendment, supplement or filing was not filed during a Marketing Period, as of the first day of the next succeeding Marketing Period, representing that the statements contained in the certificate referred to in
Section 5(e) hereof which was last furnished to the Agent are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and each Prospectus as amended and supplemented to such time).

                  (3) Subsequent Delivery of Accountant's Letters. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented to include additional financial information, each time the Company (i) files an annual report on Form 20-F under the Exchange Act or (ii) files a current report on Form 6-K under the Exchange Act, the Company shall (only if requested by the Agent and only if such documents include additional financial information) cause Ernst & Young (or other independent accounts of the Company acceptable to the Agent) to furnish the Agent (y) concurrently with such amendment, supplement, Time of Delivery relating to such sale or filing or (z) if such amendment, supplement, or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, a letter, addressed jointly to the Company and the Agent and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Agent, to the same effect as the letter referred to in Section 5(g) hereof but modified to relate to the Registration Statement and each Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or any Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, such accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agent, should be covered by such letter, in which event such letter shall also cover such other information.

Section 7.        INDEMNIFICATION AND CONTRIBUTION

                  (1) The Company agrees to indemnify and hold harmless the Agent and each person (including each partner or officer thereof) who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Act, the Exchange Act, or the common law or otherwise, and the Company agrees to reimburse the Agent and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof) or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreements of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of the Agent. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

                  (2) The Agent agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors and each person (including each partner or officer thereof) who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof) or any post-effective amendment thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of the Agent for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of the Agent contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

                  (3) Each party indemnified under the provision of paragraphs
(a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commence ment of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

                  (4) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares received by the Company and the total fee received by the Agent, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Shares. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), the Agent shall not be required to contribute any amount in excess of the aggregate fee applicable to the Shares sold by the Agent. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

                  (5) No indemnifying party will, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Agent or any person who controls such Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such indemnified party and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

Section 8.     STATUS OF THE AGENT

         In soliciting offers to purchase the Shares from the Company pursuant to this Agreement, the Agent is acting solely as agent for the Company and not as principal. The Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Shares from the Company has been solicited by the Agent and accepted by the Company but the Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason other than breach of this Agreement by the Agent. If the Company shall default in its obligations to deliver Shares to a purchaser whose offer it has accepted, the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii), in particular, pay to the Agent any commission to which they would be entitled in connection with such sale.

Section 9.     REPRESENTATIONS, WARRANTIES AND OBLIGATIONS TO SURVIVE DELIVERY

         The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agent contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any person controlling the Agent or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Shares.

Section 10.    TERMINATION

         This Agreement may be terminated for any reason with respect to any party hereto, at any time, by any party hereto upon the giving of one day's written notice of such termination to the other parties hereto. If, at the time of a termination, an offer to purchase any of the Shares has been accepted by the Company but the time of delivery to the purchaser has not occurred, the provisions of this Agreement shall remain in effect until such Shares are delivered. The provisions of Sections 2(c) (only to the extent of any sales made prior to termination), 3(d), 3(h), 4, 7, 8 and 9 hereof shall survive any termination of this Agreement.

Section 11.       NOTICES

         Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to them as follows: Chase Securities Inc., One Bush Street, San Francisco, California 94104, Attention: Steven N. Machtinger, Esq.; Telephone No.: (415) 439-3512; Telecopy No.: (415) 439-3638 (with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: Alan G. Straus, Esq.); notices to the Company shall be directed to it as follows: Transpolis Schiphol Airport, Polaris Avenue 23, 2132 JH Hoofddorp, The Netherlands, Attention: Managing Director; Telephone
No.: (31)23 5649 123, Telecopy No.: (31) 23 5649 111 (with a copy to Mudge
Networks Limited, Wexham Springs, Framewood Road, Wexham, Slough, SL3 6PJ, U.K.,
Attention: General Counsel and to Morrison & Foerster, 1290 Avenue of the Americas, New York, New York 10104, Attention: Nilene R. Evans, Esq.).

Section 12.       CONSENT TO JURISDICTION

The Company, by the execution and delivery of this Agreement, designates and appoints Madge Networks, Inc., One State Street Plaza, 12th Floor, New York, New York, 10004, Attention: Michael F. Keilty, as its authorized agent upon whom process may be served in any suit, proceeding or other action against the Company in any federal or state court sitting in the County of New York instituted by the Agent or by any person controlling the Agent in which such Agent or any such controlling person is a party and based upon this Agreement, or in any other action against the Company in any federal or state court sitting in the county of New York, arising out of the offering made by the Prospectus or any purchase or sale of the Shares in connection therewith and the Company expressly accepts the nonexclusive jurisdiction of any such court in respect of any such suit, proceeding or other action and, without limiting other methods of obtaining jurisdiction, the Company expressly submits to nonexclusive personal jurisdiction of any such court in respect of any such suit, proceeding or other action. Such designation and appointment shall be irrevocable, unless and until a successor authorized agent in the County and State of New York reasonably acceptable to the Agent shall have been appointed by the Company, such successor shall have accepted such appointment and written notice thereof shall have been given to the Agent. The Company further agrees that service of process upon its authorized agent or successor shall be deemed in every respect personal service of process upon the Company in any such suit, proceeding or other action. In the event that service of any process or notice of motion or other application to any such court in connection with any such motion in connection with any such action or proceeding cannot be made in the manner described above, such service may be made in the manner set forth in conformance with the Hague Convention of the Service Abroad of Judicial and Extrajudicial Documents in Civil and Commercial Matters or any successor convention or treaty. The Company hereby irrevocably waives any objection that it may have or hereafter have to the laying of venue of any such action or proceeding arising out of or based on the Shares, or this Agreement or otherwise relating to the offering, issuance and sale of the Shares in any federal or state court sitting in the County of New York and the Company hereby further irrevocably waives any claim that any such action or proceeding in any such court has been brought in an inconvenient forum. The Company agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any such action or proceeding arising out of the sale of the Shares or this Agreement rendered by any such federal court or state court shall be conclusive, and subject to the limitations on enforcement described in the Prospectus, may be enforced in any other jurisdiction by suit on the judgment or in other manner provided by law. Nothing contained in this Agreement shall affect or limit the right of the Agent to serve any process or notice of motion or other application in any other manner permitted by law or limit or affect the right of the Agent to bring any action or proceeding against the Company or its property in the courts of any other jurisdiction. The Company further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designation and appointment or such substitute designation and appointment in full force and effect. The Company hereby agrees to the exclusive jurisdiction of the courts of the State of New York, or the federal courts sitting in the county of New York, in connection with any action brought by it under or in connection with this Agreement.

Section 13.       JUDGMENT IN FOREIGN CURRENCY

                  The obligation of the Company in respect of any sum due to the Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Agent of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Agent may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Agent hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Agent against such loss. If the United States dollars so purchased are greater than the sum originally due to the Agent hereunder, the Agent agrees to pay to the Company, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to the Agent hereunder.

Section 14.       BINDING EFFECT; BENEFITS

         This Agreement shall be binding upon the Agent, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Agent within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, and (b) the indemnity agreement of the Agent contained in Section 7 hereof shall be deemed to be for the benefit of directors of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the person referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 15.       GOVERNING LAW; COUNTERPARTS

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

Section 16.       PARAGRAPH HEADINGS

         The paragraph headings used in this Agreement are for convenience of reference only, and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                   Very truly yours,

                                   MADGE NETWORKS N.V.




                                   By: /s/ Christopher Bradley
                                       ___________________________________
                                           Name: Christopher Bradley
                                           Title: Chief Financial Officer


CONFIRMED AND ACCEPTED,
as of the date first above written:

CHASE SECURITIES INC.


By: /s/ Daniel H. Case III
    _________________________________
        Name: Daniel H. Case III
        Title: CEO, Chase H&Q